Exhibit 99.1

PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES SECOND QUARTER RESULTS

Fort Lauderdale, Florida
July 25, 2011

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) today announced its results for the second quarter of 2011.  Net income attributable to SEACOR Holdings Inc. for the quarter ended June 30, 2011 was $9.0 million, or $0.42 per diluted share, on operating revenues of $536.4 million.  For the six months ended June 30, 2011, net income attributable to SEACOR Holdings Inc. was $20.2 million, or $0.94 per diluted share, on operating revenues of $1,008.7 million.

For the preceding quarter ended March 31, 2011, net income attributable to SEACOR Holdings Inc. was $11.2 million, or $0.52 per diluted share, on operating revenues of $472.3 million.

For the quarter ended June 30, 2010, net income attributable to SEACOR Holdings Inc. was $64.1 million, or $2.93 per diluted share, on operating revenues of $694.6 million.  For the six months ended June 30, 2010, net income attributable to SEACOR Holdings Inc. was $67.7 million, or $3.05 per diluted share, on operating revenues of $1,089.2 million.  The Company’s results for its Environmental Services, Offshore Marine Services and Harbor and Offshore Towing Services business segments for the six months ended June 30, 2010 increased significantly due to oil spill response activities in the U.S. Gulf of Mexico following the Deepwater Horizon sinking in April 2010.

Highlights for the Quarter

Offshore Marine Services – Operating income was $5.5 million on operating revenues of $93.4 million compared with an operating loss of $2.6 million on operating revenues of $80.3 million in the preceding quarter. Second quarter results included $3.6 million in gains on asset dispositions compared with $4.4 million in gains in the preceding quarter.

In the U.S. Gulf of Mexico, results continue to be negatively impacted by the fragile market for offshore marine equipment.  In the second quarter, the Bureau of Ocean Energy issued a limited number of drilling permits resulting in a modest pick-up in spot market activity.  Utilization improved to 54.6% compared with 40.5% in the preceding quarter and average day rates increased from $9,898 per day to $12,982 per day.  As of June 30, 2011, the Company had seven vessels cold-stacked in the U.S. Gulf of Mexico, compared with twelve as of March 31, 2011.

Activity in international regions was relatively flat compared with the preceding quarter.  Utilization was 81.0% compared with 81.3% in the preceding quarter and average day rates increased from $10,197 per day to $10,354 per day.

In the second quarter, the total number of days available for charter increased by 60, or 0.6%, overall utilization increased from 65.1% to 70.7% and overall average day rates increased by 10.1% from $10,123 per day to $11,142 per day.

Aviation Services – Operating income was $13.6 million on operating revenues of $68.5 million compared with operating income of $5.9 million on operating revenues of $56.2 million in the preceding quarter.  Second quarter results included $6.2 million in gains on asset dispositions compared with $2.2 million in gains in the preceding quarter.

Operating revenues were higher primarily due to additional aircraft being placed on contract and more flight hours in the U.S. Gulf of Mexico and the start of seasonal firefighting and flightseeing activities in Alaska.  Revenues generated from international activities were higher due to the start of new contracts in various locations, additional flight hours on existing contracts and the impact of a full quarter of operations on contracts that began in the preceding quarter.  Operating expenses were $9.0 million higher in the second quarter generally in line with the increased activity levels.  In addition, operating expenses in the preceding quarter had been reduced by the receipt of insurance proceeds related to hurricane damages sustained in 2005, an insurance credit for good experience and the termination of a power-by-hour maintenance contract.

Inland River Services - Operating income was $3.7 million on operating revenues of $41.4 million compared with operating income of $11.0 million on operating revenues of $46.5 million in the preceding quarter.  In late April, heavy rains in the Mid-South through the Lower Ohio Valley produced severe flood conditions resulting in difficult operating conditions with periodic river closures and restricted tow sizes.  In the second quarter, operating results for the pooled hopper fleet were negatively impacted by higher operating expenses primarily due to higher fuel prices and high-water escalators.

Marine Transportation Services – Operating income was $2.9 million on operating revenues of $24.3 million compared with operating income of $1.9 million on operating revenues of $17.3 million in the preceding quarter.

During the second quarter, Marine Transportation Services acquired certain real property, eight foreign flag Roll-on/Roll-off (“RORO”) vessels and an interest in an operating company engaged in the shipping trade between the United States, the Bahamas and the Caribbean.  In the second quarter, the acquired operation contributed operating revenues of $6.8 million and an operating loss of $0.4 million.  Operating results were negatively impacted by drydocking costs for one RORO vessel and higher charter-in expenses to cover that vessel’s out-of-service time.

Operating results for Marine Transportation Services’ U.S.-flag product tanker fleet improved by $1.4 million primarily due to lower repair and maintenance and insurance costs.

Environmental Services – Operating income was $4.2 million on operating revenues of $48.5 million compared with operating income of $9.3 million on operating revenues of $63.1 million in the preceding quarter.  Operating income decreased due to higher wage and benefit and legal costs and a lower contribution from activities associated with the Deepwater Horizon oil spill response.  Operating income for the quarter ended June 30, 2010 was $78.9 million on operating revenues of $214.6 million.  Operating results in the second quarter of 2010 increased significantly due to oil spill response activities in the U.S. Gulf of Mexico following the Deepwater Horizon sinking in April 2010 as noted above.

Commodity Trading and Logistics – Segment profit was $5.2 million on operating revenues of $245.3 million compared with a segment loss of $0.4 million on operating revenues of $194.0 million in the preceding quarter.

Other – Other, primarily Harbor and Offshore Towing Services, reported operating income of $3.9 million on operating revenues of $17.9 million compared with operating income of $3.5 million on operating revenues of $17.5 million in the preceding quarter.  The improvement in operating income was primarily due to higher fuel surcharges, lower repair and charter-in costs and lower severance accruals.

Corporate and Eliminations – Administrative and general expenses were $7.6 million compared with $10.7 million in the preceding quarter. The reduction is primarily due to lower management bonus accruals.  Derivative losses, net, of $6.6 million were primarily due to market value changes on the Company’s treasury rate-lock agreement and interest rate futures.

Marketable Securities - Marketable security losses, net, of $4.8 million were primarily the result of a reduction in the market value on long equity positions partially offset by reductions in the market value of equities underlying the Company’s short equity positions.

Foreign Currency – Foreign currency gains, net, of $1.5 million were primarily due to the strengthening of the euro against the U.S. dollar.

Capital Commitments – The Company's unfunded capital commitments as of June 30, 2011 consisted primarily of offshore support vessels, helicopters, an interest in a dry-bulk articulated tug-barge, an interest in a river grain terminal and other property and equipment.  These commitments totaled $318.2 million, of which $153.0 million is payable during the remainder of 2011 with the balance payable through 2013.  Of the total unfunded capital commitments, $48.2 million may be terminated without further liability other than the payment of liquidated damages of $1.4 million.  As of June 30, 2011, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and title XI reserve funds totaling $800.1 million.

* * * * *

SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries.  SEACOR offers customers a diversified suite of services including offshore marine, aviation, inland river, marine transportation, environmental, commodity trading and logistics and offshore and harbor towing.  SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters and aviation equipment or failures to finalize commitments to charter vessels and aviation equipment in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with providing spill and emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and illiquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality, future phase-out of Marine Transportation Services' double-bottom tanker, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and Environmental Services' ability to comply with such regulation and other governmental regulation, changes in National Response Corporations' Oil Spill Removal Organization classification, liability in connection with providing spill response services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in Commodity Trading and Logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.[Missing Graphic Reference]

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Operating Revenues	$536,446	$694,576	$1,008,710	$1,089,151

Costs and Expenses:
Operating	428,671	484,742	799,682	797,047
Administrative and general	45,937	46,108	92,331	86,999
Depreciation and amortization	41,070	41,608	81,129	83,005
	515,678	572,458	973,142	967,051

Gains on Asset Dispositions and Impairments, Net	10,282	4,398	17,537	18,057

Operating Income	31,050	126,516	53,105	140,157

Other Income (Expense):
Interest income	3,307	1,863	7,045	3,226
Interest expense	(10,465)	(11,264)	(20,506)	(23,588)
Debt extinguishment losses, net	—	(364)	(48)	(368)
Marketable security losses, net	(4,754)	(5,406)	(3,220)	(3,445)
Derivative losses, net	(6,601)	(4,721)	(9,919)	(1,945)
Foreign currency gains (losses), net	1,520	(7,500)	6,579	(10,201)
Other, net	(56)	46	(234)	646
	(17,049)	(27,346)	(20,303)	(35,675)
Income Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	14,001	99,170	32,802	104,482
Income Tax Expense	5,638	37,399	13,004	39,715
Income Before Equity in Earnings of 50% or Less Owned Companies	8,363	61,771	19,798	64,767
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	1,004	2,876	1,038	3,745
Net Income	9,367	64,647	20,836	68,512
Net Income attributable to Noncontrolling Interests in Subsidiaries	336	565	635	829
Net Income attributable to SEACOR Holdings Inc.	$9,031	$64,082	$20,201	$67,683

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.43	$2.95	$0.96	$3.08

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.42	$2.93	$0.94	$3.05

Weighted Average Common Shares Outstanding:
Basic	21,166,037	21,733,003	21,135,557	21,999,905
Diluted	21,517,725	21,905,401	21,478,759	22,187,114

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data, unaudited)

	Three Months Ended
	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010

Operating Revenues	$536,446	$472,264	$580,384	$979,833	$694,576

Costs and Expenses:
Operating	428,671	371,011	449,961	683,219	484,742
Administrative and general	45,937	46,394	54,892	50,627	46,108
Depreciation and amortization	41,070	40,059	39,173	41,312	41,608
	515,678	457,464	544,026	775,158	572,458

Gains on Asset Dispositions and Impairments, Net	10,282	7,255	3,285	23,896	4,398

Operating Income	31,050	22,055	39,643	228,571	126,516

Other Income (Expense):
Interest income	3,307	3,738	3,094	2,562	1,863
Interest expense	(10,465)	(10,041)	(10,088)	(10,274)	(11,264)
Debt extinguishment losses, net	—	(48)	(1,092)	—	(364)
Marketable security gains (losses), net	(4,754)	1,534	1,340	(54)	(5,406)
Derivative gains (losses), net	(6,601)	(3,318)	6,502	1,648	(4,721)
Foreign currency gains (losses), net	1,520	5,059	(3,511)	7,585	(7,500)
Other, net	(56)	(178)	3,061	10	46
	(17,049)	(3,254)	(694)	1,477	(27,346)
Income Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	14,001	18,801	38,949	230,048	99,170
Income Tax Expense	5,638	7,366	13,250	87,709	37,399
Income Before Equity in Earnings of 50% or Less Owned Companies	8,363	11,435	25,699	142,339	61,771
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	1,004	34	1,501	7,933	2,876
Net Income	9,367	11,469	27,200	150,272	64,647
Net Income attributable to Noncontrolling Interests in Subsidiaries	336	299	97	334	565
Net Income attributable to SEACOR Holdings Inc.	$9,031	$11,170	$27,103	$149,938	$64,082

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.43	$0.53	$1.30	$7.21	$2.95

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.42	$0.52	$1.27	$7.14	$2.93

Weighted Average Common Shares of Outstanding:
Basic	21,166	21,105	20,843	20,787	21,733
Diluted	21,518	21,439	21,306	21,001	21,905
Common Shares Outstanding at Period End	21,679	21,652	21,400	21,231	21,218

Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$—	$—	$15.00	$—	$—

SEACOR HOLDINGS INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended
	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010

Offshore Marine Services
Operating Revenues	$93,386	$80,344	$100,631	$160,916	$147,123
Costs and Expenses:
Operating	68,242	63,020	76,607	79,205	80,011
Administrative and general	11,078	11,770	13,037	12,378	12,931
Depreciation and amortization	12,205	12,533	12,279	12,758	13,245
	91,525	87,323	101,923	104,341	106,187

Gains on Asset Dispositions	3,607	4,364	2,142	12,717	1,964
Operating Income (Loss)	5,468	(2,615)	850	69,292	42,900
Other Income (Expense):
Foreign currency gains (losses), net	(408)	725	(154)	977	425
Other, net	—	—	1	—	—
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	200	735	3,042	2,300	1,713
Segment Profit (Loss)	$5,260	$(1,155)	$3,739	$72,569	$45,038

Aviation Services
Operating Revenues	$68,493	$56,155	$55,522	$67,136	$62,433
Costs and Expenses:
Operating	42,457	33,465	37,174	37,492	40,541
Administrative and general	6,229	7,020	7,042	7,274	6,091
Depreciation and amortization	12,390	11,919	11,287	10,889	10,728
	61,076	52,404	55,503	55,655	57,360

Gains (Losses) on Asset Dispositions and Impairments, Net	6,172	2,194	(117)	412	379
Operating Income (Loss)	13,589	5,945	(98)	11,893	5,452
Other Income (Expense):
Derivative gains (losses), net	(811)	310	(27)	(29)	38
Foreign currency gains (losses), net	338	353	166	(81)	(1,731)
Other, net	—	—	—	50	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,054	(99)	(83)	663	(442)
Segment Profit (Loss)	$14,170	$6,509	$(42)	$12,496	$3,317

Inland River Services
Operating Revenues	$41,442	$46,469	$52,284	$41,381	$34,596
Costs and Expenses:
Operating	28,717	27,884	29,542	26,535	21,547
Administrative and general	3,166	2,697	3,114	2,898	2,618
Depreciation and amortization	5,791	5,622	5,472	5,415	4,958
	37,674	36,203	38,128	34,848	29,123

Gains (Losses) on Asset Dispositions	(22)	697	697	29,445	899
Operating Income	3,746	10,963	14,853	35,978	6,372
Other Income (Expense):
Other, net	3	1	2,227	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	666	(256)	(521)	3,522	805
Segment Profit	$4,415	$10,708	$16,559	$39,500	$7,177

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010

Marine Transportation Services
Operating Revenues	$24,336	$17,312	$16,908	$18,540	$21,263
Costs and Expenses:
Operating	13,584	8,979	8,174	8,754	8,915
Administrative and general	2,146	1,417	2,040	1,087	1,038
Depreciation and amortization	5,728	4,978	5,309	7,320	8,008
	21,458	15,374	15,523	17,161	17,961

Losses on Asset Dispositions and Impairments	—	—	—	(18,677)	(11)
Operating Income (Loss)	2,878	1,938	1,385	(17,298)	3,291
Other Income (Expense):
Foreign currency gains (losses), net	6	16	(13)	61	(41)
Other, net	56	—	—	—	—
Segment Profit (Loss)	$2,940	$1,954	$1,372	$(17,237)	$3,250

Environmental Services
Operating Revenues	$48,466	$63,086	$163,380	$468,226	$214,629
Costs and Expenses:
Operating	31,662	44,044	116,346	329,497	127,108
Administrative and general	10,322	7,551	7,485	11,508	6,525
Depreciation and amortization	2,238	2,231	2,065	2,249	2,099
	44,222	53,826	125,896	343,254	135,732

Gains (Losses) on Asset Dispositions	(19)	—	563	—	(36)
Operating Income	4,225	9,260	38,047	124,972	78,861
Other Income (Expense):
Foreign currency gains (losses), net	97	(51)	(115)	3	(23)
Other, net	2	—	1	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	132	(8)	58	533	54
Segment Profit	$4,456	$9,201	$37,991	$125,508	$78,892

Commodity Trading and Logistics
Operating Revenues	$245,321	$194,012	$178,944	$216,896	$203,064
Costs and Expenses:
Operating	237,644	187,018	173,922	204,467	203,374
Administrative and general	2,202	2,660	1,184	3,716	3,791
Depreciation and amortization	12	13	13	13	15
	239,858	189,691	175,119	208,196	207,180
Operating Income (Loss)	5,463	4,321	3,825	8,700	(4,116)
Other Income (Expense):
Derivative gains (losses), net	828	(4,750)	(8,192)	(5,307)	4,611
Foreign currency gains (losses), net	(16)	(5)	26	190	(30)
Other, net	—	—	781	—	6
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(1,051)	51	(611)	1,042	(13)
Segment Profit (Loss)	$5,224	$(383)	$(4,171)	$4,625	$458

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010

Other
Operating Revenues	$17,921	$17,536	$16,395	$20,031	$18,969
Costs and Expenses:
Operating	9,158	9,142	11,872	10,559	10,895
Administrative and general	3,210	2,620	3,031	2,803	2,793
Depreciation and amortization	2,237	2,289	2,289	2,224	2,107
	14,605	14,051	17,192	15,586	15,795

Gains on Asset Dispositions	544	—	—	—	1,203
Operating Income (Loss)	3,860	3,485	(797)	4,445	4,377
Other Income (Expense):
Foreign currency gains (losses), net	(24)	1	(17)	34	(15)
Other, net	—	(1)	10	—	34
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	3	(389)	(384)	(127)	759
Segment Profit (Loss)	$3,839	$3,096	$(1,188)	$4,352	$5,155

Corporate and Eliminations
Operating Revenues	$(2,919)	$(2,650)	$(3,680)	$(13,293)	$(7,501)
Costs and Expenses:
Operating	(2,793)	(2,541)	(3,676)	(13,290)	(7,649)
Administrative and general	7,584	10,659	17,959	8,963	10,321
Depreciation and amortization	469	474	459	444	448
	5,260	8,592	14,742	(3,883)	3,120
	—
Losses on Asset Dispositions		—	—	(1)	—
Operating Loss	$(8,179)	$(11,242)	$(18,422)	$(9,411)	$(10,621)
Other Income (Expense):
Derivative gains (losses), net	$(6,618)	$1,122	$14,721	$6,984	$(9,370)
Foreign currency gains (losses), net	1,527	4,020	(3,404)	6,401	(6,085)
Other, net	(117)	(178)	41	(40)	6

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$366,813	$409,716	$370,028	$662,278	$398,498
Restricted cash	12,976	19,545	12,651	14,823	9,421
Marketable securities	105,608	149,026	147,409	103,150	86,457
Receivables:
Trade, net of allowance for doubtful accounts	321,244	324,218	450,912	512,131	449,142
Other	48,825	55,475	72,448	44,550	50,345
Inventories	87,131	97,405	67,498	66,024	74,434
Deferred income taxes	5,442	5,442	5,442	3,354	3,354
Prepaid expenses and other	24,979	22,794	18,414	17,570	24,075
Total current assets	973,018	1,083,621	1,144,802	1,423,880	1,095,726
Property and Equipment	2,942,637	2,862,386	2,803,754	2,899,150	2,896,777
Accumulated depreciation	(900,979)	(875,140)	(835,032)	(850,428)	(821,641)
Net property and equipment	2,041,658	1,987,246	1,968,722	2,048,722	2,075,136
Investments, at Equity, and Advances to 50% or Less Owned Companies	210,372	190,472	182,387	148,334	201,474
Construction Reserve Funds & Title XI Reserve Funds	314,679	331,689	323,885	272,259	227,184
Goodwill	62,467	61,864	61,779	54,764	54,653
Intangible Assets	18,448	19,810	21,169	21,627	21,195
Other Assets, net of allowance for doubtful accounts	85,118	59,996	57,645	52,846	51,522
	$3,705,760	$3,734,698	$3,760,389	$4,022,432	$3,726,890

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$20,568	$18,106	$14,618	$13,809	$14,154
Current portion of capital lease obligations	1,064	1,047	1,030	1,014	998
Accounts payable and accrued expenses	212,357	275,991	322,785	336,968	223,277
Other current liabilities	232,309	205,546	197,080	237,738	209,571
Total current liabilities	466,298	500,690	535,513	589,529	448,000
Long-Term Debt	690,774	694,872	697,427	681,268	682,134
Capital Lease Obligations	4,901	5,200	5,493	5,783	6,067
Deferred Income Taxes	561,477	563,023	567,880	586,466	572,985
Deferred Gains and Other Liabilities	146,853	150,593	156,711	88,130	96,510
Total liabilities	1,870,303	1,914,378	1,963,024	1,951,176	1,805,696
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	363	363	361	358	358
Additional paid-in capital	1,239,502	1,233,250	1,225,296	1,196,445	1,191,943
Retained earnings	1,491,824	1,482,793	1,471,623	1,764,202	1,614,264
Shares held in treasury, at cost	(901,460)	(901,386)	(903,004)	(891,887)	(887,129)
Accumulated other comprehensive loss	(6,843)	(5,724)	(7,039)	(7,568)	(7,839)
	1,823,386	1,809,296	1,787,237	2,061,550	1,911,597
Noncontrolling interests in subsidiaries	12,071	11,024	10,128	9,706	9,597
Total equity	1,835,457	1,820,320	1,797,365	2,071,256	1,921,194
	$3,705,760	$3,734,698	$3,760,389	$4,022,432	$3,726,890

SEACOR HOLDINGS INC.
FLEET COUNTS
(unaudited)

	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010

Offshore Marine Services
Anchor handling towing supply	19	19	20	20	20
Crew	52	52	52	54	57
Mini-supply	8	9	9	12	12
Standby safety	26	26	26	26	26
Supply	28	26	27	27	27
Towing supply	6	7	8	8	9
Specialty	11	12	12	12	12
	150	151	154	159	163

Aviation Services
Light helicopters – single engine	61	61	60	60	60
Light helicopters – twin engine	44	44	45	45	46
Medium helicopters	65	63	62	59	59
Heavy helicopters	7	9	9	9	9
	177	177	176	173	174

Inland River Services
Inland river dry-cargo barges	1,492	1,497	1,388	1,394	1,449
Inland river liquid tank barges	80	80	80	86	87
Inland river deck barges	26	26	26	26	26
Inland river towboats	31	32	32	32	29
Dry-cargo vessel	1	1	1	1	1
	1,630	1,636	1,527	1,539	1,592

Marine Transportation Services
U.S.-flag product tankers	8	8	8	8	8
RORO vessels	8	—	—	—	—
	16	8	8	8	8

Other
Harbor and offshore tugs	28	29	30	31	31
Ocean liquid tank barges	5	5	5	5	5
	33	34	35	36	36